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                                                                   Exhibit 10.19

                                   AMENDMENTS

     WHEREAS, Premcor Inc. previously established the Premcor Senior Executive Retirement Plan ("Plan") and the Premcor Pension Restoration Plan ("Restoration Plan"); and

     WHEREAS, the Company reserved the right to amend the Plan and the Restoration Plan; and

     WHEREAS, all Participants in the Plan have agreed in writing to the following amendments to the Plan effective as of June 30, 2002;

     NOW, THEREFORE, the Plan is amended to freeze the accrual of all benefits effective as of June 30, 2002, as follows:

         . Accrued Earnings earned on or after July 1, 2002 shall be disregarded for purposes of the Plan.

         . Service earned on or after July 1, 2002 shall be taken into account only for purposes of Section 2.1.

         . The only death benefit payable under Section 5.1 shall be a benefit which is actuarially equivalent to the benefit the Participant would have received if he had retired on the date of his death with a fully vested benefit.

         . The only death benefit payable under Section 5.2 shall be an annual benefit equal to 50% of the Participant's normal form of benefit (as described in the first sentence of 4.1) upon Retirement for the lifetime of the Surviving Spouse; provided that, if a Participant received the actuarial equivalent of this benefit upon Retirement in the form of a lump sum payment in accordance with a valid election as described in Section 4.1, no benefit shall be paid to the Surviving Spouse pursuant to Section 5.2.

         .   No benefits shall be payable under Sections 6 or 7.

         .   Section 3.5 shall be replaced with the following:

               "Any benefit payable under this Section 3 shall be offset by an amount actuarially equivalent to the benefit, if any, payable to the Participant upon his termination of employment under both the Premcor Inc. Pension Plan and the Premcor Pension Restoration Plan, regardless of whether payment of benefits under such plans commence upon his termination of employment. Actuarial equivalent shall be determined in accordance with Section 4.2."

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          FURTHER, effective June 30, 2002, the Restoration Plan is amended by deleting Section 4.D.

          IN WITNESS WHEREOF, Premcor Inc. has caused these Amendments to be executed this 28th day of February, 2003.

                                                PREMCOR INC.



                                                By: /s/ James R. Voss
                                                    -----------------
                                                Name: James R. Voss
                                                Title: Senior Vice President

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